Exhibit 99.1

Report of Independent Auditors

To the Shareholder’s of eTouch Systems Corp.

We have audited the accompanying consolidated financial statements of eTouch Systems Corp., which comprise the consolidated balance sheet as of December 31, 2016 and the related consolidated statements of comprehensive income, changes in stockholders’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of eTouch Systems Corp. at December 31, 2016 and the consolidated results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ S.R. Batliboi & Associates LLP

Gurgaon, India

April 6, 2018

eTouch Systems Corp.

Consolidated Balance Sheet

As at December 31, 2016
USD
Assets
Current assets
Cash and cash equivalents	6,897,706
Accounts receivable, net	21,925,455
Short term deposits with banks	2,715,761
Employee advances	781,769
Other current assets	143,115
Total current assets	32,463,806

Non-current assets
Property and equipment, net	1,122,667
Deferred income taxes	200,534
Total assets	33,787,007

Liabilities
Current liabilities
Accounts payable	126,076
Accrued compensation	1,479,452
Income tax payable	160,118
Deferred revenue	292,046
Accrued expenses and other current liabilities	269,244
Total current liabilities	2,326,936

Non—current liabilities
Long-term debt	589,582
Total liabilities	2,916,518

Commitments, contingencies and litigation (Note 11)

Stockholders’ equity
Common Stock, no par value, 3,000 shares issued and outstanding	4,000
Accumulated surplus	25,741,413
eTouch Systems Corp. stockholders’ equity	25,745,413
Non-controlling interest	5,125,076
Total stockholders’ equity	30,870,489
Total liabilities and stockholders’ equity	33,787,007

See accompanying notes.

eTouch Systems Corp.

Consolidated Statement of Comprehensive Income

Year ended December 31, 2016
USD

Revenues	86,150,507
Cost of revenues	60,953,317
Gross profit	25,197,190

Selling, general and administrative expenses	10,030,841
Depreciation and amortization	282,605
Operating income	14,883,744

Other income/expense:
Interest income, net	110,457
Foreign exchange loss, net	(22,993)
Income before taxes	14,971,208

Income tax expense	(1,627,000)
Net income	13,344,208

Less: Net income attributable to non-controlling interest	2,691,362
Net income attributable to eTouch Systems Corp.	10,652,846

Other comprehensive loss
Foreign currency translation adjustment	(117,291)
Total other comprehensive loss	(117,291)

Comprehensive income	13,226,917
Less: comprehensive income attributable to non-controlling interest	2,574,071
Comprehensive income attributable to eTouch System Corp.	10,652,846

See accompanying notes.

eTouch Systems Corp.

Consolidated Statements of Changes in Stockholders’ equity

	Number of Shares	Amount	Accumulated surplus	Non-controlling interest	Total stockholders’ equity
		USD	USD	USD	USD
Balance as at December 31, 2015	3,000	4,000	24,388,567	4,341,147	28,733,714

Net income	—	—	10,652,846	2,691,362	13,344,208
Dividend distribution	—	—	(9,300,000)	(1,790,142)	(11,090,142)
Foreign currency translation	—	—	—	(117,291)	(117,291)

Balance as at December 31, 2016	3,000	4,000	25,741,413	5,125,076	30,870,489

See accompanying notes

eTouch Systems Corp.

Consolidated Statement of Cash Flows

Year ended December 31, 2016
USD
Cash flows from operating activities
Net Income	13,344,208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	282,605
Allowance for accounts receivable	269,248
Deferred tax income	(77,137)
Changes in operating assets and liabilities:
Accounts receivable	(6,804,485)
Employee advances and other current assets	(258,065)
Accounts payable	(230,391)
Accrued compensation and expenses	854,462
Other current liabilities	69,282
Net cash flows provided by operating activities	7,449,727

Cash flows from investing activities
Purchase of property and equipment	(128,644)
Investment in fixed deposits	(5,294,974)
Proceeds from fixed deposits	5,756,053
Net cash flows provided by investing activities	332,435

Cash flows from financing activities
Dividend paid	(11,090,142)
Net cash flows used in financing activities	(11,090,142)

Effect of exchange rate on cash and cash equivalents	(32,083)

Net decrease in cash and cash equivalents	(3,340,063)

Cash and cash equivalents at the beginning of the year	10,237,769
Cash and cash equivalents at the end of the year	6,897,706

Supplement Information
Cash paid for interest	59,495
Cash paid for income taxes, net of refunds	1,189,882

See accompanying notes.

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

1.                  Organization and Nature of Operations

Incorporation and history

eTouch Systems Corp. (‘eTouch’ or the ‘Company’) was incorporated in the State of Delaware, USA on June 3, 1997. eTouch is engaged in the business of providing enterprise class solution and services to help organizations of various class to optimize their value of collective intelligence, insight and creativity through digital web engineering services, digital marketing services, cloud services and data security services.

2.                  Summary of Significant Accounting Policies

(a)             Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP) to reflect the financial position and results of operations of eTouch and its consolidated affiliates (collectively hereinafter referred to as the “Company”).

(b)             Principles of consolidation

The consolidated financial statements consolidate entities in which the Company have a controlling financial interest. To determine the controlling financial interest in an entity, first the Variable Interest Entity (VIE) model is evaluated and otherwise the entity is evaluated for voting interest model. Where we hold current or potential rights that give us the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance combined with a variable interest that gives us the right to receive potentially significant benefits or the obligation to absorb potentially significant losses, we have a controlling financial interest in that VIE. Rights held by others to remove the party with power over the VIE are not considered unless one party can exercise those rights unilaterally. When changes occur to the design of an entity, we reconsider whether it is subject to the VIE model. We continuously evaluate whether we have a controlling financial interest in a VIE.

We hold a controlling financial interest in other entities where we currently hold, directly or indirectly, more than 50% of the voting rights or where we exercise control through substantive participating rights.

The Company has a power to direct the activities of eTouch System (India) Pvt. Ltd (eTouch India) that most significantly impact its economic performance considering that it acts as an offshore delivery center to provide software services to the customers of the Company. All the significant decisions rests with the Company acting through its shareholders.

Considering the above as well as evaluation of other factors, the Company believes that eTouch India is a VIE of the Company and is accordingly consolidated.  For the consolidated VIE, the Company’s ownership is less than 100%, the third party interests are shown as non-controlling interest. All significant intercompany transactions and balances have been eliminated in consolidation.

(c)              Non-controlling Interest

The Company reports Non-Controlling Interest (“NCI”) in a VIE as a separate component of stockholders’ equity in the consolidated balance sheets. Additionally, the Company reports the portion of net income and comprehensive income (loss) attributed to the stockholders of the Company and NCI separately in the Consolidated Statements of Comprehensive Income.

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

(d)             Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of consolidated financial statements and accompanying notes. These estimates are based on management’s best knowledge of current events, historical experience, actions that the Company may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. The amount of assets and liabilities reported on the Company’s consolidated balance sheets and the amounts of revenue and expenses reported for each of its period presented are affected by estimates and assumptions, which are used for, but not limited to, allowance for doubtful receivables, depreciation and amortization periods, estimates to complete fixed price contracts, and obligations related to employee benefit plans. Changes in estimates are reflected in the financial statements in the period in which the changes are made. Actual results could differ from those estimates. Accounting of such significant estimates is discussed in respective summary of accounting policies and notes to the Consolidated Financial Statements.

(e)              Functional currency and exchange rate translation

The Consolidated Financial Statements are reported in US dollars which is the functional currency of eTouch System Corp. The functional currency of eTouch India is its local country currency being the currency of primary economic environment in which it operate. The translation from the functional currency into US dollars is performed for balance sheet accounts using the exchange rates in effect as at the balance sheet date except for shareholders’ equity which is translated at the historical rates. Revenue, expense and cash flow items are translated using an appropriate monthly weighted average exchange rate for the respective years. The gains or losses resulting from such translation are reported under accumulated other comprehensive income (loss) as a separate component of shareholders’ equity.

Monetary assets and liabilities denominated in currencies other than the functional currency are measured into the respective functional currency at the rates of exchange prevailing at the balance sheet date. Transactions in currencies other than the functional currency are measured into the respective functional currency at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the statements of comprehensive income.

(f)                Revenue recognition

Revenues are recognized under the contracts when persuasive evidence of an arrangement exists, the sales price is fixed or determinable, services have been performed and collection of amounts billed is reasonably assured. Revenue from time and material contracts is recognized during the period in which the related services are provided. Revenue from fixed price contracts is recognized in accordance with the proportionate performance method. The input (efforts expended) method is used to measure progress towards completion, as there is a direct relationship between input and productivity.

Reimbursements of out-of-pocket expenses received from clients have been included as part of revenues on a gross basis. Revenues for the year ended December 31, 2016 includes reimbursements of out-of-pocket expenses of $47,665.

(g)             Cost of revenues

Cost of revenues includes compensation and related benefits of employees directly attributed to a project. Cost of revenue also includes direct costs and other out-of-pocket expenses related to those projects as well as amounts incurred for services provided by third party consultants from whom company takes services directly attributable to such projects.

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

(h)             Selling, general and administrative expenses

Sales, marketing and general administration expenses consist primarily of costs incurred for sales and marketing programs; compensation and related benefits of employees, research and development cost, facility operating costs including lease payments and utilities allocated to these programs.

(i)                Property and equipment

Property and equipment are stated at cost. The Company provides for depreciation and amortization over the following estimated economic useful lives of the assets:

Rate
Building	10%
Computer equipment	60%
Furniture and fixtures	40%
Office and electrical equipment	40%

Property and equipment are reviewed for impairment if indicators of impairment arise based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values. There were no impairment charges related to Property and equipment recognized during the year ended December 31, 2016.

(j)                Allowance for uncollectible accounts

Accounts receivables are reviewed periodically to determine the probability of loss. The allowance for uncollectible accounts is determined using the combination of the specific identification method of balances deemed uncollectible, as well as judgments made by the management based upon historical and expected collection experience. As at December 31, 2016, the Company believes that an allowance for uncollectible accounts is $1,324,901.

(k)             Cash and cash equivalents

Cash and cash equivalents consist of cash and bank balances and all highly liquid investments purchased with an original maturity of three months or less.

(l)                Income taxes

Income taxes are accounted for using the asset and liability method. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each balance sheet date, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. If it is determined that it is more likely than not that future tax benefits associated with a deferred income tax asset will not be realized, a valuation allowance is provided. The effect on deferred income tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date.

The Company is a ‘S’ corporation in accordance with the rules stipulated under internal revenue service and accordingly, the shareholders of the Company are assessed to tax directly. Income taxes and deferred income taxes in the financial statements pertains to the variable interest entity.

(m)          Accounting for leases

The Company leases its office facilities under operating lease agreements that are renewable on a periodic basis at the option of the lessor and the lessee. The lease agreements contain rent escalation clauses. Lease payments under operating leases are recognized as an expense on a straight-line basis over the lease term.

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

(n)             Employee benefits

i)                                        Defined contribution plans

Eligible employees of the Company in the United States of America participate in a savings plan under Section 401(k) of the United States Internal Revenue Code. Eligible employees of the Company in India receive benefits from the Provident Fund, administered by the Government of India. Both plans are a defined contribution plan.

The Company has no further funding obligation under defined contribution plans beyond the contributions elected or required to be made under these plans. Contributions to defined contribution plans are charged to consolidated statements of comprehensive income in the period in which services are rendered by the covered employees.

ii)                                    Defined benefit plans

Employees in India are entitled to benefits under the Gratuity Act, a defined benefit retirement plan covering eligible employees of the Company. This plan provides for a lump-sum payment to eligible employees at retirement, death, incapacitation or termination of employment, of an amount based on the respective employee’s salary and tenure of employment (subject to a maximum amount as prescribed under the Gratuity Act). The Company has unfunded gratuity obligations.

iii)                                   The Company recognizes its liabilities for compensated absences in accordance with ASC topic 710, “Compensation-General” (“ASC No. 710”). The Company accrues the liability for its employee rights to compensated absence in the year in which it is earned and presents the entire leave as current liability in the balance sheet since it does not have an unconditional right to defer its settlement for twelve months after the reporting date.

(o)             Contingencies

Liabilities for loss contingencies arising from claims, tax assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred with respect to these items are expensed as incurred.

(p)             Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, time deposits and accounts receivable. By their nature, all such financial instruments involve risks including the credit risks of non-performance by counterparties. Pursuant to the Company’s investment policy, its surplus funds are maintained as cash or cash equivalents and time deposits, placed with highly rated financial institutions to reduce its exposure to market risk with regard to these funds. Credit losses on accounts receivable have not been material because of a large concentration of revenues with a small number of large, established companies. The Company evaluates the creditworthiness of its clients in conjunction with its revenue recognition processes as well as through its ongoing collectability assessment processes for accounts receivable.

The Company has a concentration of its revenues and receivables with specific customers. During the year ended December 31, 2016, one customer exceeded 10% of net sales. Sales to this customer was 56% of net sales. Accounts receivable from this customer was 57% of the total accounts receivable as at December 31, 2016.

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

(q)             Recently issued accounting pronouncements

In November 20, 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-17, Balance Sheet Classification of Deferred Taxes, which will replace most existing guidance in U.S. GAAP. The amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. The ASU was effective for the Company beginning January 01, 2018, including interim periods in its 2019 fiscal year, earlier application is permitted as of the beginning of an interim or annual reporting period. The amendments in this Update may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. As permitted, the Company elected to early adopt ASU 2015-17 on a retrospective basis effective January 1, 2015, however there is no impact of the same as the total deferred tax asset is classified as noncurrent.

In January 2016, the FASB issued Accounting Standards Update No. 2016-01 (ASU 2016-01) Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. This guidance makes targeted improvements to existing US GAAP for financial instruments, including requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; requiring entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset and requiring entities to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option. ASU 2016-01 is effective for the year ended December 31, 2019. Early adoption of the own credit provision is permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) Leases. ASU 2016-02 requires the identification of arrangements that should be accounted for as leases by Lessees.  In general, lease arrangements exceeding a twelve month term, must now be recognized as assets and liabilities on the balance sheet of the lessee. Under ASU No. 2016-02, a right-of-use asset and lease obligation will be recorded for all leases, whether operating or financing, while the income statement will reflect lease expense for operating leases and amortization/interest expense for financing leases. The balance sheet amount recorded for existing leases at the date of adoption of ASU No. 2016-02 must be calculated using the applicable incremental borrowing rate at the date of adoption. In addition, ASU No. 2016-02 requires the use of the modified retrospective method, which will require adjustment to all comparative periods presented in the consolidated financial statements. The new standard is effective for the year ended December 31, 2020, including interim periods within those annual years. The Company is currently evaluating the impact that the adoption of this new standard will have on its consolidated financial statements and the implementation approach to be used.

In March 2016, the FASB issued Accounting Standards Update No. 2016-08 (ASU 2016-08) Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net. ASU 2016-08 clarifies the implementation guidance on principal versus agent considerations. The amendments in this guidance do not change the core principle of the guidance in Topic 606. The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations, including indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customer. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments are the same as

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

the effective date and transition requirements of Update 2014-09. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In April 2016, the FASB issued Accounting Standard Update No. 2016-10 (ASU 2016-10), Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. ASU 2016-10 clarifies the implementation guidance on identifying performance obligations and licensing. The amendments in this guidance are intended to improve the operability and understandability of the licensing implementation guidance. It includes implementation guidance on determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property or a right to access the entity’s intellectual property. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements of Update 2014-09. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In May 2016, the FASB issued Accounting Standard Update No. 2016-12 (ASU 2016-12), Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. ASU 2016-12 clarifies the implementation guidance on identifying performance obligations and licensing. The amendments in this guidance are intended to improve the operability and understandability of the licensing implementation guidance. It also addresses certain issues in the new revenue recognition guidance on assessing collectability, presentation of sales taxes, noncash consideration, and completed contracts and contract modifications at transition. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements of Update 2014-09. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) Financial Instruments—Credit Losses which require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is to be deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The amendments are effective for the year ended December 31, 2021. The amendment should be applied through a modified retrospective approach.  Early adoption is permitted starting annual period of year ended December 2019. The Company is currently in the process of evaluating the impact that adoption of this standard will have on its consolidated financial statements.

In August 2016, the FASB issued Accounting Standards Update No. 2016-15 (ASU 2016-15) Classification of Certain Cash Receipts and Cash Payments The amendments in this Update apply to all entities that are required to present a statement of cash flows under Topic 230 . The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice. The amendments in this Update are effective for the year ended December 31, 2019. The amendments in this Update should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact that adoption of this standard will have on its consolidated financial statements.

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

3.                    Allowances for Accounts Receivable

The Company maintains an allowance for uncollectible receivables based on the trade receivables at the end of the year. Factors considered by the management in determining the adequacy of the allowance include the present and prospective financial condition of the debtor and the ageing of the trade receivables.

As at December 31, 2016
USD
Balance at the beginning of the year	1,056,108
Additional provision during the year	268,793
Deductions on account of write offs and collections	—
Balance at the end of the year	1,324,901

4.                    Property and Equipment, Net

Property and equipment comprises the following:

As at December 31, 2016
USD
Building	1,461,954
Computer equipment	1,347,249
Furniture and fixtures	270,863
Office and electrical equipment	84,918
3,164,984
Less: Accumulated depreciation	(2,042,317)
1,122,667

Depreciation on Property and equipment for the years ended December 31, 2016 was $282,605.

5.                  Accrued Compensation and Related Costs

Accrued compensation and related costs comprises the following:

As at December 31, 2016
USD
Bonus payable	39,037
Compensated absences	832,709
Defined benefit obligation	178,884
Employee payables	424,457
Others	4,365
1,479,452

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

6.                  Variable Interest Entities

In evaluating whether the Company has the power to direct the activities of a VIE that most significantly impact its economic performance, the Company considers the purpose for which the VIE was created, the importance of each of the activities in which it is engaged and decision making role, if any, in those activities that significantly determine the entity’s economic performance as compared to other economic interest holders. This evaluation requires consideration of all facts and circumstances relevant to decision making that affects the entity’s future performance and the exercise of professional judgment in deciding which decision-making rights are most important.

In determining whether we have the right to receive benefits or the obligation to absorb losses that could potentially be significant to the VIE, we evaluate all of our economic interests in the entity, regardless of form (debt, equity, management and servicing fees, and other contractual arrangements). This evaluation considers all relevant factors of the entity’s design, including: the entity’s capital structure, contractual rights to earnings (losses), subordination of our interests relative to those of other investors, contingent payments, as well as other contractual arrangements that have the potential to be economically significant. The evaluation of each of these factors in reaching a conclusion about the potential significance of our economic interests is a matter that requires the exercise of professional judgment.

Consolidated assets of the Company at December 31, 2016 includes $5,281,731, pertaining to variable interest entity i.e. eTouch India which can only be used to settle the liabilities of eTouch India. Consolidated liabilities at December 31, 2016, include liabilities of eTouch India for which the eTouch India’s creditors do not have recourse to Company.

The table below summarizes the assets and liabilities of consolidated eTouch Indias described above.

As at December 31, 2016
USD
Assets
Current assets:
Cash and cash equivalents	458,087
Accounts receivable, net	759,798
Short term deposit with banks	2,715,761
Other current assets	84,625
Total current assets	4,018,271

Non-current assets
Property and equipment, net	1,062,926
Deferred income taxes	200,534
Total assets	5,281,731

Liabilities
Current liabilities:
Accounts payable	58,711
Accrued compensation	428,105
Income tax payable	160,118
Accrued expense and other current liabilities	374,893
Total current liabilities	1,021,827

Non—current liabilities
Long-term debt	589,582
Total liabilities	1,611,409

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

7.                  Long-Term Debt

The eTouch India has borrowed from its directors an unsecured loan, which bears interest at the rate of 10% per annum and the principal is repayable in more than 12 months. As at December 31, 2016 the amount outstanding as payable towards the loan was $589,582.

8.                  Leases

The Company operates from certain office facilities which have non-cancellable periods. Rental expense in lease agreements with rent holidays and scheduled rent increases are recorded on straight line basis over the lease term. Rental expense on such leases was $265,331 for the years ended on December 31, 2016.

Future minimum lease payments under non-cancellable leases are as follows:

As at December 31, 2016
USD
Year ending December 31,
2016	—
2017	180,521
2018	187,766
2019	195,011
2020 and thereafter	219,161
782,459

9.                  Employee Benefit Plans

Defined contribution plans

The Company contributed to $3,323,187 related to its defined contribution plans for the year ended December 31, 2016.

Defined benefit plans

The eTouch India provides for gratuity, a defined benefit retirement plan (the “Gratuity Plan”) covering to its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment of an amount based on the respective employee’s base salary and the years of employment with the Company.

The reconciliation of the beginning and ending balance of the defined benefit obligation for the year ended December 31, 2016 and the accumulated benefit obligation at year ended December 31, 2016 is as follows:

As at December 31, 2016
USD
Change in benefit obligation
Obligation at the beginning of the period	127,090
Service cost	37,438
Interest cost	13,532
Benefits paid	(11,121)
Actuarial (gain)/loss	15,526
Foreign currency translation	(3,581)
Obligation at the end of the period	178,884

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

As at December 31, 2016
USD
Net actuarial (gain)/loss	15,526
Charge to profit and loss	(15,526)
—

Net gratuity cost for the years ended December 31, 2016:

Year ended December 31, 2016
USD
Service cost	37,438
Interest cost	13,532
Actuarial (gain)/Loss	15,526
Net Gratuity cost	66,496

The weighted average actuarial assumptions used in accounting for the benefit obligations and net gratuity cost under the Gratuity Plan as at December 31, 2016 are given below:

As at December 31, 2016

Discount rate (p.a.)	7.85%
Expected rate of increase in salaries
-for next year	7.00%
-thereafter	7.00%

Discount rates are based on the current market yield on government securities adjusted for a suitable risk premium to reflect the additional risk for high quality bonds. eTouch India assesses these assumptions with its projected long-term plans of growth and prevalent industry standards. The mortality rates used are as published under Indian Assured Lives Mortality (2006-08) Uniform Lifetime Table.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid during:

Year ending December 31,
2017	12,632
2018	20,812
2019	27,681
2020	33,356
2021	66,166
2022 and thereafter	282,690
443,337

The expected benefits are based on the same assumptions as are used to measure the Company’s benefit obligations as at December 31, 2016.

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

10.           Income Taxes

The individual entities within the Company file individual tax returns as per regulations existing in their respective countries of domicile. The Company in the U.S. is a S Corporation. Hence the stockholders of the Company are assessed to tax directly.

Income before income taxes is as follows:

Year ended December 31, 2016
USD

Domestic	10,821,039
Foreign	4,150,169
14,971,208

The (benefit) provision for income taxes consists of the following:

Year ended December 31, 2016
USD
Current provision:
Domestic
- Federal	—
- State	168,194
Foreign	1,535,943
1,704,137
Deferred tax (benefit)/expense:
Domestic	—
Foreign	(77,137)
(77,137)
1,627,000

The foreign income tax provision represents current taxes on income in India.

The reconciliation between the Company’s provision for income tax and amount computed by applying the statutory income tax rate in local jurisdiction is as follows:

Reconciliation of Effective Tax Rate	Year ended December 31, 2016
USD

Net income	13,344,208
Income tax expense	1,627,000
Income before taxes	14,971,208

Federal statutory rate*	0%
Expected tax expense	—
State income tax	168,194
Effect of tax rates in foreign jurisdictions	1,458,806
1,627,000

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

* The Company in the U.S. is a ‘S’ Corporation. Hence the stockholders of the Company are assessed to tax directly.

The significant components of the net deferred income tax assets and liabilities are as follows:

Year ended December 31, 2016
USD

Provision for gratuity	61,912
Provision for doubtful debts	18,313
Provision for compensated absence	71,234
Provision for bonus	13,511
Fixed assets	35,564

Net deferred tax asset	200,534

11.           Commitments, Contingencies and Litigation

Capital commitments

As at December 31, 2016, the Company does not have any capital commitments.

Contingencies and litigation

As at December 31, 2016, the Company is not involved in any significant lawsuits, claims and administrative proceedings.

12.            Related Party Transactions

The Company has entered into transactions with the following related parties:

a.              Affiliates of the Company

b.              Immediate family members of management

c.               Member of management

The related party transactions are categorized as follows:

Payment of remuneration

eTouch India has paid remuneration of $26,772 to immediate family members of management during the year ended December 31, 2016.

Unsecured loan and interest thereon

During the year, eTouch India has paid an interest to immediate family members of management on the unsecured borrowed loans amounting to $59,494 for the year ended December 31, 2016.

eTouch Systems Corp.

Notes to the Consolidated Financial Statements

Year ended December 31, 2016

Payment of rent

During the year, eTouch India has paid rent amounting to $1,785 to member of management of Company for the year ended December 31, 2016.

Dividend distribution

During the year, Company has distributed dividend amounting to $9,100,000 to member of management of Company for the year ended December 31, 2016.

The balances receivable from and payable to related parties other than employees as of December 31, 2016 are as follows:

Long-term debt include amounts due to immediate family members of management totaling $589,582.

13.           Subsequent Events

The Company evaluates events and transactions that occur subsequent to the balance sheet date but prior to the financial statements to determine the necessity for recognition and/or reporting of any of these events and transactions in the financial statements. As at April 6, 2018, there were no subsequent events to be recognized or reported that are not already disclosed.

In December, 2017, eTouch India has re-paid the long-term debt to the lenders with interest.

On March 12, 2018, the shareholders of the Company and eTouch India entered into an equity purchase agreement with Virtusa Corporation (“Virtusa”). Virtusa will acquire all of the outstanding shares of the Company and eTouch India. Under the terms of the equity purchase agreement, all of the outstanding shares of the Company and eTouch India will be acquired for approximately $140 million in cash, subject to certain adjustments, with up to an additional $15 million set aside for retention bonuses to be paid to the Companies management and key employees, in equal installments on the first and second anniversary of the transaction.

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Interim Condensed Consolidated Balance Sheet	1
Unaudited Interim Condensed Consolidated Statements of Comprehensive income	2
Unaudited Interim Condensed Consolidated Statements of Changes in Stockholders Equity	3
Unaudited Interim Condensed Consolidated Statements of Cash Flow	4
Notes to Unaudited Interim Condensed Consolidated Financial Statements	5

eTouch Systems Corp.

Unaudited Interim Condensed Consolidated Balance Sheet

	As at September 30, 2017	As at December 31, 2016
	USD	USD
Assets
Current assets:
Cash and cash equivalents	16,659,755	6,897,706
Accounts receivable, net	18,717,586	21,925,455
Short term deposits with banks	—	2,715,761
Employee advances	819,513	781,769
Other current assets	1,211,621	143,115
Total current assets	37,408,475	32,463,806

Non-current assets
Property and equipment, net	1,093,888	1,122,667
Deferred income taxes	308,682	200,534
Long term deposits with banks	3,821	—
Total assets	38,814,866	33,787,007

Liabilities
Current liabilities
Accounts payable	2,742,834	126,076
Accrued compensation	3,936,666	1,479,452
Income tax payable	—	160,118
Deferred revenue	192,366	292,046
Accrued expenses and other current liabilities	1,309,414	269,244
Current portion of long-term debt	611,411	—
Total current liabilities	8,792,691	2,326,936

Non—current liabilities
Long-term debt	—	589,582
Total liabilities	8,792,691	2,916,518

Stockholders’ equity
Common Stock, no par value, 3,000 shares issued and outstanding	4,000	4,000
Accumulated surplus	24,547,935	25,741,413
eTouch Systems Corp. stockholders’ equity	24,551,935	25,745,413
Non-controlling interest	5,470,240	5,125,076
Total stockholders’ equity	30,022,175	30,870,489
Total liabilities and stockholders’ equity	38,814,866	33,787,007

See accompanying notes

1

eTouch Systems Corp.

Unaudited Interim Condensed Consolidated Statements of Comprehensive Income

	Nine months ended September 30,
	2017	2016
	USD	USD

Revenues	65,777,927	64,966,170
Cost of revenues	46,649,885	45,809,354
Gross profit	19,128,042	19,156,816

Selling, general and administrative expenses	9,924,893	7,528,662
Depreciation and amortization	229,073	245,480
Operating income	8,974,076	11,382,674

Other income/expense:
Interest income, net	27,185	67,284
Provision written back	47,534	—
Foreign exchange loss, net	(167,799)	(26,957)
Income before taxes	8,880,996	11,423,001

Income tax expense	(214,577)	(1,008,845)
Net income	8,666,419	10,414,156

Less: Net income attributable to non-controlling interest	59,897	1,614,325
Net income attributable to eTouch Systems Corp.	8,606,522	8,799,831

Other comprehensive income
Foreign currency translation adjustment	285,267	8,345
Total other comprehensive income	285,267	8,345

Comprehensive income	8,951,686	10,422,501
Less: comprehensive income attributable to non-controlling interest	345,164	1,622,670
Comprehensive income attributable to eTouch System Corp.	8,606,522	8,799,831

See accompanying notes

2

eTouch Systems Corp.

Unaudited Interim Condensed Consolidated Statements of Changes in Stockholders’ equity

	Number of Shares	Amount	Accumulated surplus	Non-controlling interest	Total equity
		USD	USD	USD	USD
Balance as at January 01, 2017	3,000	4,000	25,741,413	5,125,076	30,870,489
Net income	—	—	8,606,522	59,897	8,666,419
Dividend distribution	—	—	(9,800,000)	—	(9,800,000)
Foreign currency translation	—	—	—	285,267	285,267

Balance as at September 30, 2017	3,000	4,000	24,547,935	5,470,240	30,022,175

	Number of Shares	Amount	Accumulated surplus	Non-controlling interest	Total equity
		USD	USD	USD	USD
Balance as at January 01, 2016	3,000	4,000	24,388,567	4,341,147	28,733,714
Net income	—	—	8,799,831	1,614,325	10,414,156
Dividend distribution	—	—	(9,300,000)	(1,813,594)	(11,113,594)
Foreign currency translation	—	—	—	8,345	8,345

Balance as at September 30, 2016	3,000	4,000	23,888,398	4,150,223	28,042,621

See accompanying notes

3

eTouch Systems Corp.

Unaudited Interim Condensed Consolidated Statements of Cash Flow

	Nine months ended September 30,
	2017	2016
	USD	USD
Cash flows from operating activities
Net Income	8,666,419	10,414,156
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	229,073	245,480
Allowance for accounts receivable	124,987	258,771
Deferred tax income	(108,148)	(100,319)

Net Change in operating assets and liabilities:
Accounts receivable	3,115,141	(2,765,321)
Employee advances and other current assets	(498,476)	(87,935)
Accounts payable	2,614,566	2,070,867
Accrued compensation and expenses	2,623,178	2,287,406
Other current liabilities	(17,973)	(533)
Net cash flows provided by operating activities	16,748,767	12,322,572

Cash flows from investing activities
Purchase of property and equipment	(161,166)	(117,886)
Proceeds from fixed deposits	2,805,237	3,204,575
Net cash flows provided by investing activities	2,644,071	3,086,689

Cash flows from financing activities
Dividend paid	(9,800,000)	(11,113,594)
Net cash flows used in financing activities	(9,800,000)	(11,113,594)

Effect of currency translation	169,211	55,636

Net increase in cash and cash equivalents	9,762,049	4,351,303

Cash and cash equivalents at the beginning of the period	6,897,706	10,237,769
Cash and cash equivalents at the end of the period	16,659,755	14,589,072

Supplement Information
Cash paid for interest	60,983	59,620
Cash paid for income taxes, net of refunds	919,557	857,697

See accompanying notes

4

eTouch Systems Corp.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

September 30, 2017

1.                  Organization and Nature of Operations

Incorporation and history

eTouch Systems Corp. (‘eTouch’ or the ‘Company’) was incorporated in the State of Delaware, USA on June 3, 1997. eTouch is engaged in the business of providing enterprise class solution and services to help organizations of various class to optimize their value of collective intelligence, insight and creativity through digital web engineering services, digital marketing services, cloud services and data security services.

2.                  Summary of Significant Accounting Policies

(a)             Basis of preparation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) to reflect the financial position and results of operations of eTouch and its consolidated affiliates (collectively hereinafter referred to as the “Company”). Certain information and note disclosures normally included in the interim condensed financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these unaudited interim condensed consolidated financial statements should be read in conjunction with the Group’s historical annual consolidated financial statements and accompanying notes.

The interim condensed consolidated balance sheet as at December 31, 2016 included herein was derived from the audited financial statements as at that date, but does not include all disclosures including notes required by GAAP.

The unaudited interim condensed consolidated financial statements reflect all adjustments (of a normal and recurring nature) that management considers necessary for a fair presentation of such statements for the interim periods presented. The unaudited interim condensed consolidated statements of income presented are not necessarily indicative of the results for the full year or for any subsequent period.

(b)             Principles of consolidation

The consolidated financial statements consolidate entities in which the Company have a controlling financial interest. To determine the controlling financial interest in an entity, first the Variable Interest Entity (VIE) model is evaluated and otherwise the entity is evaluated for voting interest model. Where we hold current or potential rights that give us the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance combined with a variable interest that gives us the right to receive potentially significant benefits or the obligation to absorb potentially significant losses, we have a controlling financial interest in that VIE. Rights held by others to remove the party with power over the VIE are not considered unless one party can exercise those rights unilaterally. When changes occur to the design of an entity, we reconsider whether it is subject to the VIE model. We continuously evaluate whether we have a controlling financial interest in a VIE.

We hold a controlling financial interest in other entities where we currently hold, directly or indirectly, more than 50% of the voting rights or where we exercise control through substantive participating rights.

The Company has a power to direct the activities of eTouch System (India) Pvt. Ltd. (eTouch India) that most significantly impact its economic performance considering that it acts as an offshore delivery center to provide software services to the customers of the Company. All the significant decisions rests with the Company acting through its shareholders.

5

eTouch Systems Corp.

Notes to the Unaudited Consolidated Financial Statements

September 30, 2017

Considering the above as well as evaluation of other factors, the Company believes that eTouch India is a VIE of the Company and is accordingly consolidated.  For the consolidated VIE, the Company’s ownership is less than 100%, the third party interests are shown as non-controlling interest. All significant intercompany transactions and balances have been eliminated in consolidation.

(c)              Non-controlling Interest

The Company reports Non-Controlling Interest (“NCI”) in a VIE as a separate component of stockholders’ equity in the interim condensed consolidated balance sheets. Additionally, the Company reports the portion of net income and comprehensive income (loss) attributed to the stockholders of the Company and NCI separately in the Interim Condensed Consolidated Statements of Comprehensive Income.

(d)             Use of estimates

The preparation of interim condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of interim condensed consolidated financial statements and accompanying notes. These estimates are based on management’s best knowledge of current events, historical experience, actions that the Company may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. The amount of assets and liabilities reported on the Company’s interim condensed consolidated balance sheets and the amounts of revenue and expenses reported for each of its period presented are affected by estimates and assumptions, which are used for, but not limited to, allowance for doubtful receivables, depreciation and amortization periods, estimates to complete fixed price contracts, and obligations related to employee benefit plans. Changes in estimates are reflected in the financial statements in the period in which the changes are made. Actual results could differ from those estimates.

(e)              Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, time deposits and accounts receivable. By their nature, all such financial instruments involve risks including the credit risks of non-performance by counterparties. Pursuant to the Company’s investment policy, its surplus funds are maintained as cash or cash equivalents and time deposits, placed with highly rated financial institutions to reduce its exposure to market risk with regard to these funds. Credit losses on accounts receivable have not been material because of a large concentration of revenues with a small number of large, established companies. The Company evaluates the creditworthiness of its clients in conjunction with its revenue recognition processes as well as through its ongoing collectability assessment processes for accounts receivable.

The Company has a concentration of its revenues and receivables with specific customers. During the interim period ended September 30, 2017, one customer, exceeded 10% of net sales. Sales to this customer was 60% of net sales. Accounts receivable from this customer was 65% of the total accounts receivable as at September 30, 2017.

(f)                Recently issued accounting pronouncements

In November 20, 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-17, Balance Sheet Classification of Deferred Taxes, which will replace most existing guidance in U.S. GAAP. The amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. The ASU was effective for the Company beginning January 01, 2018, and interim periods within annual periods beginning after December 15, 2018.

6

eTouch Systems Corp.

Notes to the Unaudited Consolidated Financial Statements

September 30, 2017

Earlier application is permitted as at the beginning of an interim or annual reporting period. The amendments in this Update may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. As permitted, the Company elected to early adopt ASU 2015-17 on a retrospective basis effective January 1, 2015, however there is no impact of the same as the total deferred tax asset is classified as noncurrent.

In January 2016, the FASB issued Accounting Standards Update No. 2016-01 (ASU 2016-01) “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” This guidance makes targeted improvements to existing US GAAP for financial instruments, including requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; requiring entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset and requiring entities to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option. ASU 2016-01 is effective for the year ended December 31, 2019. Early adoption of the own credit provision is permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) “Leases (Topic 842)”. ASU 2016-02 requires the identification of arrangements that should be accounted for as leases by Lessees.  In general, lease arrangements exceeding a twelve month term, must now be recognized as assets and liabilities on the balance sheet of the lessee. Under ASU No. 2016-02, a right-of-use asset and lease obligation will be recorded for all leases, whether operating or financing, while the income statement will reflect lease expense for operating leases and amortization/interest expense for financing leases. The balance sheet amount recorded for existing leases at the date of adoption of ASU No. 2016-02 must be calculated using the applicable incremental borrowing rate at the date of adoption. In addition, ASU No. 2016-02 requires the use of the modified retrospective method, which will require adjustment to all comparative periods presented in the consolidated financial statements. The new standard is effective for the year ended December 31, 2020, including interim periods within those annual years. The Company is currently evaluating the impact that the adoption of this new standard will have on its consolidated financial statements and the implementation approach to be used.

In March 2016, the FASB issued Accounting Standards Update No. 2016-08 (ASU 2016-08) “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net”. ASU 2016-08 clarifies the implementation guidance on principal versus agent considerations. The amendments in this guidance do not change the core principle of the guidance in Topic 606. The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations, including indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customer. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements of Update 2014-09. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In April 2016, the FASB issued Accounting Standard Update No. 2016-10 (ASU 2016-10), Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. ASU 2016-10 clarifies the implementation guidance on identifying performance obligations and licensing. The amendments in this guidance are intended to improve the operability and understandability of the licensing implementation guidance. It includes implementation guidance on determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property or a right

7

eTouch Systems Corp.

Notes to the Unaudited Consolidated Financial Statements

September 30, 2017

to access the entity’s intellectual property. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements of Update 2014-09. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In May 2016, the FASB issued Accounting Standard Update No. 2016-12 (ASU 2016-12), Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. ASU 2016-12 clarifies the implementation guidance on identifying performance obligations and licensing. The amendments in this guidance are intended to improve the operability and understandability of the licensing implementation guidance. It also addresses certain issues in the new revenue recognition guidance on assessing collectability, presentation of sales taxes, noncash consideration, and completed contracts and contract modifications at transition. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements of Update 2014-09. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) “Financial Instruments—Credit Losses” which require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is to be deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The amendments are effective for the year ended December 31, 2021. The amendment should be applied through a modified retrospective approach.  Early adoption is permitted starting first quarter of year ended December 2019. The Company is currently in the process of evaluating the impact that adoption of this standard will have on its consolidated financial statements.

In August 2016, the FASB issued Accounting Standards Update No. 2016-15 (ASU 2016-15) “Classification of Certain Cash Receipts and Cash Payments” The amendments in this Update apply to all entities that are required to present a statement of cash flows under Topic 230 . The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice. The amendments in this Update are effective for the year ended December 31, 2019. The amendments in this Update should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as at the earliest date practicable. The Company is currently in the process of evaluating the impact that adoption of this standard will have on its consolidated financial statements.

3.                  Variable Interest Entities

In evaluating whether the Company has the power to direct the activities of a VIE that most significantly impact its economic performance, the Company considers the purpose for which the VIE was created, the importance of each of the activities in which it is engaged and decision making role, if any, in those activities that significantly determine the entity’s economic performance as compared to other economic interest holders. This evaluation requires consideration of all facts and circumstances relevant to decision making that affects the entity’s future performance and the exercise of professional judgment in deciding which decision-making rights are most important.

8

eTouch Systems Corp.

Notes to the Unaudited Consolidated Financial Statements

September 30, 2017

In determining whether we have the right to receive benefits or the obligation to absorb losses that could potentially be significant to the VIE, we evaluate all of our economic interests in the entity, regardless of form (debt, equity, management and servicing fees, and other contractual arrangements). This evaluation considers all relevant factors of the entity’s design, including: the entity’s capital structure, contractual rights to earnings (losses), subordination of our interests relative to those of other investors, contingent payments, as well as other contractual arrangements that have the potential to be economically significant. The evaluation of each of these factors in reaching a conclusion about the potential significance of our economic interests is a matter that requires the exercise of professional judgment.

Consolidated assets of the Company at September 30, 2017 and December 31, 2016 includes $ 5,747,606 and $5,281,731 respectively, pertaining to variable interest entity i.e. eTouch India which can only be used to settle the liabilities of the eTouch India. Consolidated liabilities at September 30, 2017 and December 31, 2016, include liabilities of eTouch India for which the eTouch India’s creditors do not have recourse to Company.

The table below summarizes the assets and liabilities of consolidated eTouch India’s described above.

	As at September 30, 2017	As at December 31, 2016
	USD	USD
Assets
Current assets:
Cash and cash equivalents	893,971	458,087
Accounts receivable, net	2,387,960	759,798
Short term deposit with banks	—	2,715,761
Other current assets	1,138,958	84,625
Total current assets	4,420,889	4,018,271

Non-current assets
Property and equipment, net	1,014,214	1,062,926
Deferred income taxes	308,682	200,534
Long term deposit with banks	3,821	—
Total assets	5,747,606	5,281,731

Liabilities
Current liabilities:
Accounts payable	67,697	58,711
Accrued compensation	1,169,249	428,105
Income tax payable	—	160,118
Accrued expense and other current liabilities	789,049	374,893
Short-term debt	611,411	—
Total current liabilities	2,637,406	1,021,827

Non—current liabilities
Long-term debt	—	589,582
Total liabilities	2,637,406	1,611,409

9

eTouch Systems Corp.

Notes to the Unaudited Consolidated Financial Statements

September 30, 2017

4.                  Long-Term Debt

eTouch India had borrowed from its directors an unsecured loan, which bears interest at the rate of 10% per annum and the principal was repayable in more than 12 months as at December 31, 2016, amounting to $589,582 disclosed under long-term debt. Subsequent to period end, eTouch India has re-paid the entire debt to its directors, accordingly, outstanding balance as at September 30, 2017, amounting to $611,411, has been reclassified under current portion of long-term debt.

5.                  Income Taxes

The individual entities within the Company file individual tax returns as per regulations existing in their respective countries of domicile. The Company in the U.S. is a “S” Corporation, hence the stockholders of the Company are assessed to tax directly.

Income before income taxes is as follows:

	Nine months ended September 30,
	2017	2016
	USD	USD

Domestic	8,743,737	8,939,806
Foreign	137,259	2,483,195

	8,880,996	11,423,001

The (benefit) provision for income taxes consists of the following:

	Nine months ended September 30,
	2017	2016
	USD	USD
Current provision:
Domestic
- Federal	—	—
- State	137,216	139,416
Foreign	185,509	969,748
	322,725	1,109,164
Deferred tax (benefit)/expense:
Domestic	—	—
Foreign	(108,148)	(100,319)
	(108,148)	(100,319)
	214,577	1,008,845

The foreign income tax provision represents current taxes on income in India.

10

eTouch Systems Corp.

Notes to the Unaudited Consolidated Financial Statements

September 30, 2017

The reconciliation between the Company’s provision for income tax and amount computed by applying the statutory income tax rate in local jurisdiction is as follows:

	Nine months ended September 30,
	2017	2016
	USD	USD
Reconciliation of Effective Tax Rate

Net income	8,666,419	10,414,156
Income tax expense	214,577	1,008,845
Income before taxes	8,880,996	11,423,001

Federal statutory rate*	0%	0%
Expected tax expense	—	—

State income tax	137,216	139,416
Effect of tax rates in foreign jurisdictions	77,361	869,429
	214,577	1,008,845

* The Company in the U.S. is a S Corporation. Hence the stockholders of the Company are assessed to tax directly.

The significant components of the net deferred income tax assets and liabilities are as follows:

	As at September 30, 2017	As at December, 31, 2016
	USD	USD

Provision for gratuity	123,458	61,912
Provision for doubtful debts	2,489	18,313
Provision for compensated absence	109,638	71,234
Provision for bonus	13,971	13,511
Fixed assets	59,126	35,564
Net deferred tax asset	308,682	200,534

The Company operates as a ‘S Corporation’ within the meaning of Section 1361(a)(1) of the Internal Revenue Code of 1986, United States. During the period, Gadre Trust (‘Trust’), one of the shareholders of the Company, changed the status from a ‘Grantor’ trust to a ‘Non-grantor’ Trust due to release of administrative power to the trustees. On May 13, 2017, the Trust filed its election to be treated as an Electing Small Business Trust (‘ESBT’) with Internal Revenue Service (‘IRS’) Rules and Regulations, United States for the Trust to be an ESBT effective February 20, 2017. Even though the application was filed with a delay as per the prescribed time limits, the same was accepted by IRS on August 7, 2017. The Company filed a second ESBT election on February 22, 2018 to obtain relief as per the stipulated procedures for delayed filing. However, there were certain defects in such filing as it did not include the statement explaining why the failure to timely file the election was inadvertent.

11

eTouch Systems Corp.

Notes to the Unaudited Consolidated Financial Statements

September 30, 2017

The management believes that it is more likely than not the IRS will waive the inadvertent termination of its S Corporation election status resulting from the failure by a trustee to timely elect to treat the trust as an ESBT. Accordingly for the purpose of these financial statements, the Company continues to be S Corp and consequently it has not recorded provision for federal taxes.

6.                  Subsequent events

The Company evaluates events and transactions that occur subsequent to the balance sheet date but prior to the financial statements to determine the necessity for recognition and/or reporting of any of these events and transactions in the financial statements. As at April 6, 2018, there were no subsequent events to be recognized or reported that are not already disclosed.

In December, 2017, eTouch India has re-paid the long-term debt to the lenders with interest.

On March 12, 2018, the shareholders of the Company and eTouch India entered into an equity purchase agreement with Virtusa Corporation (“Virtusa”). Virtusa will acquire all of the outstanding shares of the Company and eTouch India. Under the terms of the equity purchase agreement, all of the outstanding shares of the Company and eTouch India will be acquired for approximately $140 million in cash, subject to certain adjustments, with up to an additional $15 million set aside for retention bonuses to be paid to the Companies management and key employees, in equal installments on the first and second anniversary of the transaction. Following the acquisition of these shares, the Company and eTouch India became wholly-owned subsidiaries of Virtusa.

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